Exhibit 99.2

First Quarter 2014 Financial Results Conference Call May 8, 2014

SAFE HARBOR STATEMENT Statements made in this presentation regarding American Public Education, Inc. or its subsidiaries, that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about American Public Education and the industry. These forward-looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Forward-looking statements can be identified by words such as "anticipate", "believe", “seek”, "could", "estimate", "expect", "intend", "may", "should", "will" and "would". These forwardlooking statements include, without limitation, statements regarding expected growth, expected registration and enrollments, expected revenues, expected earnings and plans with respect to Second Avenue Software. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the various risks described in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and Form 10-Q for the quarter ended March 31, 2014 as filed with the SEC and in the Company’s other filings with the SEC. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. 2 MOVING FORWARD

FIRST QUARTER 2014 HIGHLIGHTS CONTINUED EXECUTION OF STRATEGIC PLAN 3 MOVING FORWARD • APUS net course registrations by new civilian students increased year-over-year; net course registrations by new Military students declined, as expected. • New Strategic Relationships at APUS: • The Hartford • Waste Management Corporation • VTEC • Arizona Association of Chiefs of Police • On April 2, 2014, APEI invested in Second Avenue Software, Inc., an education software and gaming company. • Hondros College of Nursing enrollment increased 14% to 1,290 students, compared to 1,130 students in the prior year period. Pay Type YTD 2014 Growth (y/y) VA 14% Cash & Other -3% FSA/Title IV -4% Military/TA -10% For three months ending March 31, 2014 APUS Net Course Registrations by Primary Funding Source Cash & Other 12% FSA/Title IV 35% Military/TA 36% VA 17% On April 2, 2014, APEI invested in a game-based learning company.

ADVANCING STRATEGIC GOALS ACADEMIC QUALITY, INNOVATION AND DIVERSIFICATION 4 MOVING FORWARD APEI Strategic Goals: • Expand Academic Excellence • Build Strategic Relationships • Increase Programmatic Diversification • Develop Innovative Processes • Advance Learning Technologies • Enter New Markets & Segments Recent Developments: APUS added several new Strategic Relationships. APEI invested in and plans to partner with Second Avenue Learning to co‐develop courses, as well as interactive learning and gaming software. APUS updated more than 250 courses with new education technology, including rich media, simulations and MOOCs. Advancing international outreach through a planned pilot program with New Horizons. Quality Affordability Innovation APEI’s Foundation of Excellence: Access APEI Success Value APEI invested in and plans to partner with a game-based learning company to co-develop courses, as well as interactive learning and gaming software.

FINANCIAL RESULTS SUMMARY FIRST QUARTER 2014 5 MOVING FORWARD • Revenues increased 6% to $88.6 million, compared to the prior year period. • Income from operations before interest income and income taxes was $16.7 million, compared to $18.2 million in the prior year period. • Overall operating margins declined in the first quarter of 2014: • Instructional costs as a percentage of revenue increased to 35.4%, compared to 33.9% in the prior year period. • Selling and promotional expenses decreased as a percent of revenue to 19.3%, compared to 19.7% in the prior year period. The decrease was due in part to the inclusion of the operating results of the Hondros College of Nursing segment. • General and administrative expenses as a percentage of revenues increased to 22.0% compared to 20.9% in the prior period. • Bad debt expense as percent of revenue increased to 5.7%, compared to 4.3% in the prior year period. • Net income decreased to $10.4 million or approximately $0.59 per diluted share, compared to the prior year period. • Cash and cash equivalents increased to $99.7 million with no long-term debt. On November 1, 2013, APEI acquired National Education Seminars, Inc. (referred to as Hondros College of Nursing), therefore the consolidated results for periods prior to November 1, 2013 do not include any results from the Hondros College of Nursing segment.

SECOND QUARTER 2014 FINANCIAL AND OPERATIONAL OUTLOOK 6 MOVING FORWARD The following statements are based on current expectations. These statements are forwardlooking and actual results may differ materially. Approximate Growth (y/y) APUS Net course registration growth by new students -7% to -4% APUS Net course registration growth -5% to -2% HCON New student enrollment Approx. -10% Total revenue growth +3% to +5% Total net income per diluted share $0.43 to $0.50 Second Quarter 2014

First Quarter 2014 Financial Results Conference Call May 8, 2014